EXHIBIT 10.1

[Redux Letterhead]

Redux Holdings, Inc.
11726 San Vicente Blvd., Suite 300
Los Angeles, CA 90049

August 31, 2006

Laurus Master Fund, Ltd. (“Laurus”)
c/o Laurus Capital Management, LLC
825 Third Ave
14th& 17th Floor
New York, NY 10022

This letter agreement (this “Letter Agreement”) memorializes the following agreement between Redux Holdings, Inc, and Laurus.

Redux agrees to issue on the date hereof 574,787 shares of Redux Holdings, Inc. common stock, par value $.001 per share (the “Redux Common”), to Laurus and in exchange therefore Laurus agrees to transfer simultaneously to Redux, the following:

1. 1,050,000 shares of Naturade common stock, par value $.0001 per share (“Naturade Common”).

2. Warrants to purchase 1,500,000 shares of Naturade Common at $.80 per share, which shall be cancelled upon transfer.

3. Options to purchase 8,721,375 shares of Naturade Common at $.0001 per share (the ”Options”).

The issuance of the 574,787 shares of Redux Common to Laurus, the transfer of the Naturade Common and Options and to Redux and the cancellation of the Warrants shall occur as of the date of this Letter Agreement.

Redux agrees that if during the next twelve months after the date hereof, additional debt is issued by Redux and such debt is convertible into Redux at a price less than $2.50, than additional shares of Redux Common shall be issued such that the total amount of Redux Common to be issued to Laurus under this Letter Agreement is adjusted to equal the following amount: the debt conversion price, discounted by 20%, shall be divided by .118 (the “Result”) , and 9,771,375 shall be divided by the Result to arrive at the total aggregate number of Redux Common to be issued to Laurus.

Redux hereby represents and warrants as follows: (i) the authorized equity securities of Redux consist of 100 million shares of common stock, par value $.001 per share, of which 29,574,110 million are issued and outstanding, (ii) upon issuance to Laurus, the Redux Common will be duly and validly issued, fully paid and non-assessable, and Laurus will receive good title thereto, free and clear of all encumbrances, (iii) the execution, delivery and performance of and compliance with this Letter Agreement, and the issuance of the Redux Common by Redux pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Redux or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to Redux, its business or operations or any of its assets or properties.

Laurus acknowledges that it is an “Accredited Investor,” as defined under Rule 501 of Regulation D of the Securities Act of 1933, as amended. Redux acknowledges that it is an “Accredited Investor,” as defined under Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

The Redux Common issued to Laurus will be subject to a lock-up for a six month period from the date of issuance of said shares, and accordingly Laurus will not be able to sell, pledge or hypothecate such Redux Common for such six month period. After the expiration of the six month year period following the issuance, sales of Redux Common by Laurus shall have a legend on each share certificate substantially as follows:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR AN OPINION OF COUNSEL HAS BEEN ISSUED REASONABLY SATISFACTORY TO REDUX HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

If at any time Redux proposes to file a registration statement under the Securities Act with respect to an offering by Redux for its own account or for the account of any of its respective security holders (other than a registration statement on Form S-4 or S-8,or any substitute form that may be adopted by the SEC)), then Redux shall give prompt written notice of such proposed filing to Laurus as soon as practicable (but in no event less than 20 days before the anticipated filing date), and such notice shall offer Laurus the opportunity to register such number of shares of Redux Common as Laurus may request which were issued under this Letter Agreement (which request shall specify the number of shares of Redux Common intended to be disposed of by Laurus and the intended method of distribution thereof) (a "Piggy-Back Registration"). Laurus must furnish such request to Redux 10 days after receipt of Redux’s written notice of the proposed registration. Redux shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit such Redux Common requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of Redux or any other security holder included therein and to permit the sale or other disposition of such Redux Common in accordance with the intended method of distribution thereof. Laurus shall have the right to withdraw its request for inclusion of its Redux Common in any registration statement by giving written notice to Redux of its request to withdraw. Redux may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective. In the event of Redux’s withdrawal, Redux shall be responsible for all fees and expenses (including fees and expenses of counsel) incurred by Laurus prior to such withdrawal. Laurus shall have the right to participate in a Piggy-Back Registration on no more than two occasions (excluding for such purpose an offering that is withdrawn by the Company or is otherwise not completed). Notwithstanding anything to the contrary contained herein, if the managing underwriter or underwriters of any underwritten have informed, in writing, Laurus that it is their opinion that the total number of shares which Redux and any other persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, including the price at which the securities could be sold, Redux shall include in the registration the maximum number of securities which it is so advised can be sold without the adverse effect, allocated as follows: (i) first, all securities proposed to be issued by Redux for its own account; and (ii) second, any other securities proposed to be registered by Redux other than for its own account, including, without limitation, Redux Common duly requested to be included in the registration and securities proposed to be registered by the Company pursuant to the exercise by any person, other Laurus, of a "piggy-back" right requesting the registration of shares of Redux Common pursuant to an agreement with the Company, allocated pro rata among Laurus and such other persons on the basis of the relative number of registrable securities or other securities that each holder or other person has duly requested to be included in such registration. All registration expenses shall be borne by Redux and all selling expenses relating to Redux Common on behalf of Laurus shall be borne by Laurus. Redux agrees to cooperate with Laurus in connection with all resales pursuant to effective registration statements, Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided Redux and its counsel receive reasonably requested representations from Laurus and broker, if any.

In the event of a registration of any Redux Common under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless Laurus, and its officers, directors and each other person, if any, who controls Laurus within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Laurus, or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Redux Common were registered under the Securities Act pursuant to this Letter Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to by stated therein or necessary to make the statements therein not misleading, and will reimburse Laurus and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Redux will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of Laurus or any such person in writing specifically for use in any such document.

Very truly yours,

REDUX HOLDINGS, INC.

By/s/ Adam Michelin Name: Adam Michelin Title: Chairman of the Board and Chief Executive Officer

Agreed to as of the above date:

LAURUS MASTER FUND, LTD.

By/s/ David Grin
Name: David Grin
Title: Director